Exhibit 10.12

Execution

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of November    , 2011, but retroactive to the date when Indemnitee began service as director or officer of Corporation (as defined herein), is entered into by and between Luther Burbank Corporation, a corporation incorporated under the laws of the State of California (“Corporation”) and the indemnitee listed on the signature page hereto (“Indemnitee”).  For purposes of this Agreement, the term “Corporation” shall include all subsidiaries of the Corporation except Luther Burbank Savings which has entered into a separate Indemnification Agreement with Indemnitee.

RECITALS

A.                                    The Board of Directors of Corporation (the “Board”) has determined that, in order to attract and retain qualified individuals to serve as directors and officers, Corporation must maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons serving Corporation from certain liabilities.

B.                                    Indemnitee is entitled to indemnification pursuant to the General Corporation Law of the State of California (“CGCL”), Corporation’s articles of incorporation and bylaws and/or any other laws or regulations applicable to Corporation (collectively the “Applicable Laws”).

C.                                    It is reasonably prudent and necessary for Corporation to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent not prohibited by Applicable Laws so that Indemnitee will serve or continue to serve as director or officer of Corporation.

D.                                    This Agreement is a supplement to and in furtherance of Applicable Laws, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.  Certain terms used herein are defined in Section 12.

In consideration of Indemnitee’s agreement to serve as a director and/or officer of Corporation, the parties hereto agree as follows:

1.                                      Scope of Indemnity.

(a)                                 Corporation hereby agrees to hold harmless and indemnify Indemnitee:

(i)                                     to the fullest extent not prohibited by Applicable Laws, as such may be amended from time to time; and

(ii)                                  against any and all Expenses (including without limitation, attorneys’ fees and expenses of establishing a right to indemnification), judgments, fines and amounts paid in settlement and other amounts actually and reasonably incurred by Indemnitee in connection with any Action to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his or her Corporate Status.

(b)                                 In the event of any change after the date of this Agreement in any Applicable Laws  which expands the right of a California corporation to indemnify members of its board of directors or officers, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits afforded by such change.  In the event of any change in any Applicable Laws which narrows the right of a California corporation to indemnify members of its board of directors or officers, to the extent not otherwise required by such Applicable Laws to be applied to this Agreement, such change shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(c)                                  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Action referred to in Section 1(a)(ii), Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

(d)                                 If Indemnitee is entitled under any provision of this Agreement to indemnification by Corporation for a portion of Expenses incurred by Indemnitee with respect to any Action or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

(e)                                  The indemnification of Indemnitee by Corporation is intended to become available only if insurance maintained by Corporation is not available for any reason.

(f)                                   Corporation acknowledges that Indemnitee has certain rights to indemnification and advancement of Expenses provided by one or more parties other than Corporation (“Secondary Indemnitors”).  Corporation agrees that, as between Corporation and Secondary Indemnitors, Corporation is primarily responsible for amounts required to be indemnified or advanced under Applicable Laws or this Agreement and any obligation of Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to Corporation’s obligations and shall have no effect on Corporation’s obligation under this Agreement. In the event of any payment by Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by Corporation under Applicable Laws or this Agreement, Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of Expenses or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid.

2.                                      Limitations on Indemnity.  No indemnity pursuant to Section 1 hereof shall be paid by Corporation:

(i)                                     for Expenses or liabilities actually paid to Indemnitee under any insurance;

(ii)                                  on account of any Action brought by or on behalf of Corporation in which Final Judgment is rendered holding Indemnitee liable to Corporation;

(iii)                               on account of any Action initiated by Indemnitee unless such Action is specifically authorized by a vote of a majority of Disinterested Directors;

(iv)                              if a Final Judgment by a Court having jurisdiction in the matter determines that such indemnification is not lawful;

(v)                                 on account of Indemnitee’s acts or omissions that involve intentional misconduct or a knowing and culpable violation of law as determined by a Final Judgment;

(vi)                              on account of Indemnitee’s acts or omissions that show a reckless disregard for Indemnitee’s duty to Corporation or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing such Indemnitee’s duties, of a risk of serious injury to Corporation or its shareholders as determined by a Final Judgment;

(vii)                           on account of Indemnitee’s acts or omissions that would reasonably be deemed to be contrary to the best interests of Corporation or its shareholders or that involve the absence of good faith on the part of Indemnitee as determined by a Final Judgment;

(viii)                        with respect to any transaction from which Indemnitee derived an improper personal benefit;

(ix)                              for any amount paid in settling or otherwise disposing of a pending action without Court approval; and

(x)                                 for any Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

3.                                      Notification and Defense of Claim.  Not later than ten (10) days after receipt by Indemnitee of notice of the commencement of any Action, Indemnitee will notify Corporation of the commencement thereof if a claim in respect thereof is to be made against Corporation under this Agreement, but the omission to so notify Corporation will not relieve it from any liability which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission materially prejudices the Corporation.  With respect to any such Action as to which Indemnitee notifies Corporation of the commencement thereof:

(a)                                 Corporation will be entitled to participate therein at its own expense;

(b)                                 except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from Corporation to Indemnitee of its election to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation incurred or as otherwise provided below.  Indemnitee shall have the right to employ its separate counsel in such Action but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized in writing by the Board, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such Action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of Indemnitee’s separate counsel shall be paid by Corporation.  Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)                                  Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Action effected without its prior written consent.  Corporation shall be permitted to settle any Action except that it shall not without Indemnitee’s written consent (i) settle any Action in any manner which would impose any penalty or limitation on Indemnitee or (ii) settle with respect to other parties (including Corporation) any part of any Action to which Indemnitee is party.  Neither Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.

4.                                      Advancement and Repayment of Expenses.

(a)                                 In the event that Indemnitee employs his own counsel pursuant to Section 3(b)(i) through (iii) above, Corporation shall advance to Indemnitee, prior to any final disposition of any Action, any and all reasonable Expenses incurred in investigating or defending any such Action within ten (10) days after receiving copies of invoices presented to Indemnitee for such Expenses (but in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).  Such advance of Expenses shall not be subject to the satisfaction of any standard of conduct and shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  The Expenses advanced will be unsecured and interest free; and

(b)                                 Indemnitee shall qualify for the advance of Expenses upon the execution and delivery to Corporation of this Agreement, which shall constitute an undertaking by Indemnitee to the fullest extent permitted by Applicable Laws to reimburse Corporation for all reasonable Expenses advanced by Corporation in the event and only to the extent it shall be ultimately determined by a Final Judgment that Indemnitee is not entitled, under Applicable Laws, this Agreement or otherwise, to be indemnified by Corporation for such Expenses.

5.                                      Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are the most favorable permitted under Applicable Laws.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                                 To obtain indemnification under this Agreement, Indemnitee shall submit to Corporation a written request, including therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The President of Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 Unless Indemnification is mandatory as set forth in Section 1(c) hereof, Corporation must determine whether Indemnitee is entitled to indemnification. Such determination must be made either by:

(i)                                     a majority vote of a quorum consisting of Disinterested Directors of Corporation;

(ii)                                  if such a quorum is not obtainable, by Independent Legal Counsel, who shall make the determination in a written opinion;

(iii)                               the shareholders of Corporation, with the shares owned by Indemnitee not being entitled to vote; or

(iv)                              the court in which the Action is or was pending upon application made by Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, the attorney or other person is opposed by Corporation.

(c)                                  Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination, if required by Applicable Laws, with respect to Indemnitee’s entitlement thereto shall be made within thirty (30) days after Corporation’s receipt of Indemnitee’s notice pursuant to Section 5(a).

(d)                                 In making a determination with respect to entitlement to indemnification hereunder, Corporation shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof.  Neither the failure of Corporation to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)                                  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of Corporation or any subsidiary, including financial statements, or on information supplied to Indemnitee by the officers of Corporation in the course of their duties, or on the advice of legal counsel for Corporation or on information or records given or reports made to Corporation by an independent certified public accountant or by an appraiser or other expert selected by Corporation.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 5(f) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Corporation.  Anyone seeking to overcome this presumption shall have the burden of proof.

(f)                                   Indemnitee shall cooperate with Corporation with respect to Indemnitee’s entitlement to indemnification, including providing to Corporation upon reasonable advance request any documentation or information which is not privileged (but in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Corporation shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.  Absent any prohibition by Applicable Laws, any Expenses incurred by Indemnitee in so cooperating with Corporation shall be borne by Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(g)                                  Corporation acknowledges that a settlement or other disposition short of Final Judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Action involving Indemnitee is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement or dismissal of such Action, with or without prejudice or payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Action.  Anyone seeking to overcome this presumption shall have the burden of proof.

(h)                                 The termination of any Action or of any issue or matter therein, by judgment, dismissal with or without prejudice, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of Corporation or, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(i)                                     If Indemnitee is the subject of or is involved in any investigation with respect to Corporation, whether formal or informal, subject to Applicable Laws, Corporation shall provide to Indemnitee any information it provides to any third party concerning the investigation, provided however, that by executing this Agreement, Indemnitee agrees to use such information solely in connection with such investigation, and if Indemnitee is no longer serving as a director or officer of Corporation, Indemnitee shall at Corporation’s request execute an appropriate confidentiality agreement.

6.                                      Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification, (ii) advancement of Expenses is not timely made pursuant to this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(c) of this Agreement within thirty (30) days after receipt by Corporation of the request for indemnification, or (iv) payment of indemnification is not made within ten (10) days after a determination has been made by the Board that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court in the State of California, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  Indemnitee shall commence such proceeding seeking an adjudication within ninety (90) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a). Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b)                                 In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination.

(c)                                  If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under Applicable Laws.

(d)                                 In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by Corporation, Corporation shall pay in advance on Indemnitee’s behalf, absent a prohibition of such payment under Applicable Laws, on his or her behalf, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)                                  Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that Corporation is bound by all the provisions of this Agreement.  Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by Corporation of a written request therefor) advance, to the extent not prohibited by Applicable Laws, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any Action brought by Indemnitee for indemnification or advancement of Expenses from Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

7.                                      Contribution.  If the indemnification provided in this Agreement is unavailable for any reason, then in respect of any Action in which Corporation is jointly liable with Indemnitee (or would be if joined in such Action), Corporation shall, subject to Applicable

Laws, contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other hand from the transaction from which such Action arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses, judgments, fines or  settlement amounts, as well as any other relevant equitable considerations.  The relative fault of Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines and amount paid in settlement.  Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

8.                                      Non-Exclusivity; Insurance; Primacy of Indemnification; Subrogation.

(a)                                 The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under Applicable Laws, any agreement by or vote of shareholders, resolutions of the Board, any indemnity by the shareholders of Corporation or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 Corporation hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of Corporation and thereafter so long as Indemnitee shall be subject to any possible Action by reason of Indemnitee’s past Corporate Status, Corporation shall use its best efforts to maintain in full force and effect director and officer liability insurance in reasonable amounts from established and reputable insurers, and Indemnitee shall be covered by such insurance in accordance with the terms and conditions typically available in the marketplace for directors or officers under such insurance.  In the event of a Change in Control or Corporation becomes insolvent, including being placed into receivership or entering the federal bankruptcy process or similar proceeding, Corporation shall maintain in force any and all insurance policies then maintained by Corporation in providing insurance (director and officer liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six (6) years thereafter.

(c)                                  At the time of the receipt of a notice of a claim pursuant to the terms hereof, Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  Corporation shall thereafter take all necessary or desirable action (including but not limited to payment of any applicable retention or deductible amount required under Corporation’s insurance policies) to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d)                                 In the event of any payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable Corporation to bring suit to enforce such rights.

(e)                                  Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise maintained by Corporation.

(f)                                   Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of Corporation as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other entity.

9.                                      Duration of Agreement.  All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is an officer or director of Corporation (or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and for ten (10) years thereafter or until the final termination of the Action (whichever is later), and shall continue after the expiration of such period so long as Indemnitee shall be subject to any Action (or any proceeding commenced hereunder) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

10.                               Successors.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Corporation), assigns, spouses, heirs, executors and personal and legal representatives.

11.                               Enforcement.

(a)                                 Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of Corporation, and Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of Corporation.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

12.                               Definitions.  For purposes of this Agreement:

(a)                                 “Action” means any threatened, pending or completed claim, action or judicial or administrative proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, or otherwise, whether initiated by a governmental authority or other party, including any appeal or other proceeding for review.  For purposes of this definition the foregoing terms shall include any circumstance or situation where Indemnitee reasonably believes that commencement of a proceeding may result.

(b)                                 “Change in Control” means (x) Corporation’s sale of all or substantially all of its assets, (y) a sale of all or a substantial portion of the shares held by the shareholders or (z) any merger, consolidation, sale of a majority of Corporation’s capital stock (other than in a transaction described in clause (y)) or other similar transaction involving Corporation and as a result of which the holders of Corporation’s capital stock immediately prior to the transaction will own less than 50% of the voting power of Corporation’s capital stock.

(c)                                  “Corporate Status” describes the status of a person who is or was a director or officer of Corporation, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity that such person is or was serving at the request of Corporation, including all subsidiaries of Corporation and subsidiaries of each such subsidiary, except Luther Burbank Savings which has entered into a separate indemnification agreement with Indemnitee.

(d)                                 “Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

(e)                                  “Disinterested Director” means a director of Corporation who is not and was not a party to the Action in respect of which indemnification is sought by Indemnitee.

(f)                                   “Expenses” shall include without limitation all reasonable attorneys’ fees, retainers, court costs, electronic data charges and costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in an Action.  Expenses shall also include Expenses incurred in connection with any appeals resulting from any Action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g)                                  “Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(h)                                 “Independent Legal Counsel” shall mean a law firm or member of a law firm selected by Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent:  (A) Corporation, in any material matter, or (B) any other party to the Action giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Corporation or Indemnitee in an Action to determine Indemnitee’s right to indemnification under this Agreement.

13.                               Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by Applicable Laws.  In the event any provision hereof conflicts with any Applicable Laws, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14.                               Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.                               Specific Performance.  Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. Corporation acknowledges that in the absence of a waiver, a bond or undertakings may be required of Indemnitee by a Court, and Corporation hereby waives any such requirement of a bond or undertaking.  Corporation shall fully perform its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than Corporation.

16.                               Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)                                 To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b)                                 To Corporation at:

804 Fourth Street

Santa Rosa, CA 95404

Attention: President and Chief Operating Officer

or to such other address as may have been furnished to Indemnitee by Corporation or to Corporation by Indemnitee, as the case may be.

17.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.                               Governing Law.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its conflict of laws rules.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CORPORATION	LUTHER BURBANK CORPORATION

By:
	Name:	John Biggs
	Title:	President and Chief Operating Officer

INDEMNITEE

By:
Name:
Address:

[Signature Page to the Indemnification Agreement]